                                                                    EXHIBIT 99.1

                    [FEDERATED DEPARTMENT STORES, INC. LOGO]

                                           CONTACTS:
                                                  MEDIA - CAROL SANGER
                                                            513/579-7764
                                                 INVESTOR - SUSAN ROBINSON
                                                            513/579-7780

FOR IMMEDIATE RELEASE

                        FEDERATED AND MAY ANNOUNCE MERGER
       $17 BILLION TRANSACTION TO CREATE VALUE FOR CUSTOMERS, SHAREHOLDERS

      CINCINNATI, NEW YORK AND ST. LOUIS, February 28, 2005 -- Federated Department Stores, Inc. (NYSE: FD) and The May Department Stores Company (NYSE:
MAY) today announced that they have entered into a merger agreement.

      Pursuant to the transaction, each share of May will be converted into the right to receive $17.75 per share of cash and 0.3115 shares of Federated stock. Based on the 10-day trading average of Federated stock as of Friday, February 25, 2005, this equates to a value per share of $35.50, or $11 billion in total equity value. In addition, Federated will assume May debt that was approximately $6 billion at year-end, for a total consideration of approximately $17 billion.

      As part of this transaction, Federated has committed to increase its annual dividend to $1 per share.

      The deal, which was approved by the boards of directors of both companies yesterday, will establish Federated as a $30 billion national retailer whose economies of scale and scope of operations - stores in 49 states, Guam, Puerto Rico and the District of Columbia - will enable it to compete more effectively in the highly competitive retail sector.

      "This is truly an exciting day in American retailing," said Terry J. Lundgren, Federated's chairman, president and chief executive officer. "Today, we have taken the first step toward combining two of the best department store companies in America, creating a new retail company with truly national scope and presence."

      Completion of the deal is contingent on regulatory review and approval by the shareholders of both companies, a process that is expected to take several months. The transaction is expected to close in the third quarter of 2005.

Synergies Created

      Once consummated, Federated will operate more than 950 department stores, along with approximately 700 bridal and formalwear stores. In addition, 15 new states, mostly in the nation's heartland, will be layered onto Federated's existing 34-state operating base, with relatively little overlap

                                     (more)
between the companies' locations. As a result, Federated for the first time will have a truly national retail footprint, with stores in 64 of the nation's top 65 markets.

      Lundgren said that this transaction is expected to be accretive to Federated's earnings per share in 2007. Federated expects to realize approximately $450 million in cost synergies by 2007, resulting from the consolidation of central functions, division integrations and the adoption of best practices across the combined company. In addition, the company anticipates approximately $1 billion in one-time costs related to the acquisition and integration, spread out over a three-year period beginning in 2005.

      "In today's retail environment, competition comes from every conceivable retail format. To succeed, we have to operate more efficiently and compete more effectively against players at all levels of the retail demographic," said John Dunham, May's president and acting chairman and chief executive officer. "There is no question that this is a bold and exciting move, and one I believe will have a positive impact on competitive retailing for American consumers in the longer term."

      Federated said that while it intends to merge May's St. Louis corporate headquarters functions into its own Cincinnati and New York corporate offices, beginning this year, its intention is to make St. Louis the headquarters of one of the major operating divisions going forward in order to take advantage of the considerable talent pool that exists there. Federated also said it intends to honor May's extensive philanthropic commitments to the communities in which it operates, and to continue that practice.

Brand Conversions

      While no division consolidations or store name changes are planned before 2006, Federated said it is likely that most of May's regional department stores ultimately will be converted to Macy's.

      "We have had considerable success in re-branding our own regional stores as Macy's, so obviously we anticipate continuing this strategy to some extent with our new stores," Lundgren said. "Operating regional stores primarily under one brand means we can advertise nationally, unlike regional retailers, which is more cost-effective. It also means that cause-marketing programs such as Macy's `Go Red for Women' campaign, which benefits the American Heart Association, can be promoted nationally, making them more impactful for the causes they benefit."

Strong Benefits

      Among the benefits to customers arising from the acquisition, Lundgren cited the capacity to lower costs through synergies; the ability to engage in national marketing initiatives; the potential to expand the private brand merchandise lines of both companies; a rollout of Federated's successful reinvent initiatives to May's department stores; and the ability to expand customer loyalty programs and offer bridal and gift registries to a national customer base.

      "For the customers of both companies, joining together means we will be better able to offer value and an improved retail experience, from better assortments and merchandise selections to more competitive pricing and service," Lundgren said. "For shareholders and employees, joining together means we will be better able to meet competitive challenges in the retail marketplace and better able to realize growth opportunities over the longer term. And for the communities we serve, joining these companies together means additional opportunities for cause-marketing promotions and expanded involvement in initiatives that facilitate our giving back in a meaningful way to the places our customers and employees live and work."

                                     (more)

      Lundgren said the combination of these two companies is expected to lead to accelerated same-store sales growth. "We expect the sales of the combined company to grow faster as a result of certain changes we would make, including introducing the best of Federated's and May's private brands into each other's stores and rolling out our reinvent initiatives to May stores."

      "It will take us until mid-2007 to implement all of the changes we would anticipate as a result of this acquisition, and we intend to take the time necessary to do it right," Lundgren said. "Our first priority is to continue to execute in all of our stores this year, while we focus behind the scenes on consolidating corporate and support operations."

      Federated was advised by and received a fairness opinion from Goldman, Sachs & Co. In addition, Federated also received financial advice on certain matters pertaining to the merger from Credit Suisse First Boston LLC. Jones, Day provided legal advice to Federated.

      May was advised by Morgan Stanley Dean Witter, Inc. and received a fairness opinion from Peter J. Solomon Company, Limited. Skadden Arps provided legal advice to May.

      Stockholders are urged to read the joint proxy statement/prospectus regarding the proposed transaction when it becomes available, because it will contain important information. Stockholders will be able to obtain a free copy of the joint proxy statement/prospectus, as well as other filings containing information about Federated and May, without charge, at the SEC's Internet site (http://www.sec.gov). Copies of the joint proxy statement/prospectus and the filings with the SEC that will be incorporated by reference in the joint proxy statement/prospectus can also be obtained, without charge, by directing a request to Federated, 7 West Seventh Street, Cincinnati, Ohio 45202, Attention:
Office of the Secretary, or to May, 611 Olive Street, St. Louis, Missouri, 63101, Attention: Office of the Secretary.

      The respective directors and executive officers of Federated and May and other persons may be deemed to be participants in the solicitation of proxies in respect of the proposed transaction. Information regarding Federated's directors and executive officers is available in its proxy statement filed with the SEC by Federated on April 15, 2004, and information regarding May's directors and executive officers is available in its proxy statement filed with the SEC by May on April 22, 2004. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained the joint proxy statement/prospectus and other relevant materials to be filed with the SEC when they become available.

      This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements include, but are not limited to, statements about the benefits of the business combination transaction involving Federated and May, including future financial and operating results, the new company's plans, objectives, expectations and intentions and other statements that are not historical facts. Such statements are based upon the current beliefs and expectations of Federated's and May's management and are subject to significant risks and uncertainties. Actual results may differ materially from those set forth in the forward-looking statements because of a variety of factors, including: the ability to obtain governmental approvals of the transaction on the proposed terms and schedule; the failure of Federated and May stockholders to approve the transaction; the risk that the businesses will not be integrated successfully; the risk that the cost savings and any other synergies from the transaction may not be fully realized or may take longer to realize than expected; disruption from the transaction making it more difficult to maintain relationships with customers, employees or suppliers; transaction costs associated with the renovation, conversion and

                                     (more)
stores, manufacturers' outlets, off-price and discount stores, and all other retail channels; and general consumer-spending levels, including the impact of the availability and level of consumer debt, and the effects of weather. Additional factors that could cause Federated's and May's results to differ materially from those described in the forward-looking statements can be found in the 2003 Annual Reports on Forms 10-K of Federated and May filed with the SEC and available at the SEC's Internet site (http://www.sec.gov).

      About Federated: 111,000 employees in 34 states. Founded 1929, headquartered in Cincinnati, OH, with corporate offices in Cincinnati and New York. Federated currently operates more than 450 stores in 34 states, Guam and Puerto Rico under the names of Macy's, Bloomingdale's, Bon-Macy's, Burdines-Macy's, Goldsmith's-Macy's, Lazarus-Macy's and Rich's-Macy's. The company also operates macys.com and Bloomingdale's By Mail. Federated is converting all regional department stores to Macy's brand effective March 6, 2005. Annual sales: $15.6 billion.

      About May: 132,000 employees in 46 states. Founded 1910, headquartered in St. Louis, MO. At the end of the fiscal 2004, May operated 491 department stores under the names of Famous-Barr, Filene's, Foley's, Hecht's, Kaufmann's, Lord & Taylor, L.S. Ayres, Marshall Field's, Meier & Frank, Robinsons-May, Strawbridge's, and The Jones Store, as well as 239 David's Bridal stores, 449 After Hours Formalwear stores, and 11 Priscilla of Boston stores. May currently operates in 46 states, the District of Columbia, and Puerto Rico. Annual sales:
$14.4 billion.

                                      # # #

EDITOR'S NOTES:

      - THERE WILL BE A LIVE WEBCAST OF A CALL WITH INVESTORS AND ANALYSTS BEGINNING AT 10 A.M. ET TODAY. THIS CALL CAN BE ACCESSED THROUGH THE FEDERATED WEBSITE, OR BY DIALING IN AT 1-800-659-4363 TO LISTEN TO THE BROADCAST IN REAL TIME. PRE-REGISTRATION IS REQUESTED. THE WEBCAST WILL BE ARCHIVED FOR REPLAY BEGINNING APPROXIMATELY TWO HOURS AFTER THE CONCLUSION OF THE LIVE CALL.

      - IN ADDITION, A PRESS CONFERENCE TO DISCUSS TODAY'S ANNOUNCEMENT WILL BE HELD BEGINNING AT 11 A.M. AT THE RIHGA ROYAL HOTEL, 151 WEST 54TH STREET, NEW YORK CITY. EXCERPTS FROM THAT PRESS CONFERENCE WILL BE TAPED AND MADE AVAILABLE VIA SATELLITE UPLINK LATER THIS AFTERNOON. A MEDIA ADVISORY WITH INSTRUCTIONS FOR ACCESSING THAT SATELLITE FEED WILL BE ISSUED VIA BUSINESS WIRE LATER TODAY AS WELL.

      - ADDITIONAL INFORMATION ON FEDERATED IS AVAILABLE ON THE INTERNET AT WWW.FDS.COM/PRESSROOM AND ADDITIONAL INFORMATION ON MAY IS AVAILABLE AT WWW.MAYCO.COM.